UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2018

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement.

On January 8, 2018, Function(x) Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with BumpClick, LLC (“BumpClick”). Pursuant to the Agreement, the Company granted BumpClick a revocable and exclusive license to manage and create content for all social media pages and websites necessary to operate the WetPaint and Rant businesses (the “Businesses”). The Agreement has a term of two years unless terminated upon a material breach of the Agreement by BumpClick or the exercise of the purchase option by Bump.

The Agreement provides for a payment of the closing advance (the “Closing Advance”) in the amount of approximately $105,000 to the Company and $20,000 to Bump Digital, LLC (“Bump Digital”) for amounts owed by the Company to Bump Digital. The Agreement provides further that the Company will receive a fee equal to 20% of gross revenue from its websites and social media pages and 20% of net profits from paid media during the term of the Agreement. Fees earned under the Agreement shall be offset by the Closing Advance in amounts of up to $25,000 per month until the entire Closing Advance has been repaid. During the term of the Agreement, BumpClick shall be responsible for all overhead and operational costs of the social media pages and websites of the Businesses.

The Agreement contains an option for BumpClick to purchase the assets of the Businesses included in the Agreement in exchange for the purchase price of (i) $1,000,000 if BumpClick exercises the option prior to January 5, 2019 and (ii) $2,000,000 if BumpClick exercises the option during the period between January 6, 2019 and January 5, 2020. The Company has the right to terminate the option on or after October 1, 2018 in exchange for a one-time payment of $150,000 and the return of any unearned amounts of the Closing Advance.

The Agreement replaces the license agreement between the Company and Bump Digital, reported on the Company’s Current Report on Form 8-K filed on September 29, 2017.

The description of the terms of the Agreement is for information purposes only and is qualified in its entirety by the terms of the Agreement filed herewith as Exhibit 10.1.
Item 1.02 Termination of a Material Definitive Agreement

Simultaneously with the execution of the License Agreement, the License Agreement between the Company and Bump Digital, reported on the Company’s Current Report on Form 8-K filed on September 29, 2017, was terminated.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description
10.1License Agreement dated as of January 8, 2018 between Function(x) Inc. and BumpClick LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC. By: /s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman Title: Executive Chairman and Chief Executive Officer
DATE: January 11, 2018